UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Uranium Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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URANIUM RESOURCES, INC.

650 S. EDMONDS, SUITE 108

LEWISVILLE, TEXAS 75067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 1, 2006

To the Stockholders of  URANIUM RESOURCES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Uranium Resources, Inc., a Delaware corporation (the “Company”), will be held at 303 East 17th Avenue, Suite 1100, Denver, Colorado 80203 on Thursday, June 1, 2006, at 9:00 a.m., local time, for the following purposes:

1.             To elect three (3) directors of the Company to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified;

2.             To consider and vote upon a proposal to ratify the selection of Hein & Associates, LLP, independent accountants, as independent auditors for the Company for the fiscal year ending December 31, 2006; and

3.             To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 28, 2006, are entitled to notice of and to vote at the Meeting or any adjournment thereof.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON, SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.

By Order of the Board of Directors

/s/ Thomas H. Ehrlich
Thomas H. Ehrlich, Secretary

Lewisville, Texas
April 24, 2006

2

URANIUM RESOURCES, INC.

650 S. EDMONDS, SUITE 108

LEWISVILLE, TEXAS 75067

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 1, 2006

This Proxy Statement is furnished to stockholders of Uranium Resources, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at 303 East 17th Avenue, Suite 1100, Denver, Colorado 80203 on Thursday, June 1, 2006, at 9:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed Proxy will first be sent to stockholders is May 2, 2006.

ACTION TO BE TAKEN AT THE MEETING

Shares represented by a properly executed proxy, unless the stockholder otherwise instructs in the Proxy, will be voted (a) for the election of the three individuals named under the caption Election of Directors as directors of the Company; (b) for the ratification of the selection of Hein & Associates, LLP, independent accountants, as independent auditors of the Company for the fiscal year ending December 31, 2006; and (c) at the discretion of the proxy holders on any other matter or business that may be properly presented at the Meeting or any adjournment thereof. Where a stockholder properly executes a proxy and gives instructions on how his shares are to be voted, the shares will be voted in accordance with those instructions.

A proxy may be revoked at any time by a stockholder before it is exercised by giving written notice to the Secretary of the Company, or by signing and delivering a proxy which is dated later, or, if the stockholder attends the Meeting in person, by either notice of revocation to the inspectors of election at the Meeting or by voting at the Meeting.

The only matters that management intends to present at the Meeting are the two matters referenced in subparagraphs (a) and (b) above. If any other matter or business is properly presented at the Meeting, the proxy holders will vote upon it in accordance with their best judgment.

OUTSTANDING VOTING SECURITIES

REQUISITE VOTE

The record date for the Meeting is April 28, 2006. Only stockholders of record at the close of business on that date will be entitled to vote at the Meeting. At the close of business on that date, there were issued and outstanding 51,458,443 shares of the Company’s Common Stock entitled to one vote per share. In the election of directors, cumulative voting is not allowed. One third of the outstanding Common Stock, present in person or by Proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting.

Under Delaware law and the Company’s Bylaws, if a quorum is present at the Meeting: (i) to be elected a director, each nominee must receive a plurality of the votes of the shares present in person or by Proxy at the Meeting and entitled to vote on the matter, and (ii) the affirmative vote of the majority of shares present in person or by Proxy at the Meeting and entitled to vote on the matter is required to ratify the selection of Hein & Associates, LLP, as independent auditors of the Company for the fiscal year ending December 31, 2006, and approve any other matter submitted to a vote of stockholders at the Meeting.

In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting on any matter presented at the Meeting will have the practical effect of voting against any such matter since it is one less vote for approval. Broker non-votes on any matter will not be considered “shares present” for voting purposes. “Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters. The proposals to be voted upon at the annual meeting include only routine matters, the election of directors and the ratification of independent auditors.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of April 19, 2006, information regarding persons known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock. Shown separately in the second table below is information regarding the beneficial ownership of our Common Stock by (i) each director, (ii) each of the executive officers, and (iii) all directors and executive officers as a group.

Principal Stockholders

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Zesiger Capital Group, LLC 320 Park Avenue, 30th Floor New York, NY 10022	10,105,464	(3)	19.7%

Rudolf J. Mueller c/o The Winchester Group, Inc. 153 East 53rd Street, Suite 5101 New York, NY 10022	3,065,157	(4)	6.0%

William D. Witter One Citicorp Center 153 East 53rd Street New York, NY 10022	2,624,663		5.1%

Gilder Gagnon Howe & Co., LLC 1775 Broadway, 26th Floor New York, NY 10019	2,437,992		5.0%

(1)           Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.

(2)           The shares owned by each person, and the shares included in the total number of shares outstanding, have been adjusted, and the percentages owned have been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Shares subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)           Includes 10,105,464 shares as to which Zesiger Capital Group, LLC (“ZCG”) holds dispositive power and 5,409,558 shares as to which they hold voting power for shares that are owned by their investment advisory clients. ZCG disclaims beneficial ownership of all of these shares.

(4)           Includes 2,725,132 shares as to which Mr. Mueller holds sole dispositive and voting power and 340,025 shares as to which Mr. Mueller holds shared dispositive power and 14,575 shares as to which Mr. Mueller holds shared voting power. Includes (i) 19,575 shares owned by members of Mr. Mueller’s family in which Mr. Mueller shares voting and dispositive power. Mr. Mueller disclaims beneficial ownership of such shares.

Directors and Executive Officers

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Paul K. Willmott	1,165,991	(3)	2.1%
Leland O. Erdahl	181,805	(4)	0.3%
George R. Ireland	177,780	(5)	0.3%
Richard A. Van Horn	446,574	(6)	0.8%
Mark S. Pelizza	347,396	(7)	0.6%
Thomas H. Ehrlich	397,790	(8)	0.7%
Craig S. Bartels	256,602	(9)	0.5%
William M. McKnight, Jr.	62,500	(10)	0.1%
All executive officers and directors as a group (8 persons)	3,036,438	(11)	5.4%

(1)           Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.

(2)           The shares owned by each person, and the shares included in the total number of shares outstanding, have been adjusted, and the percentages owned have been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Shares subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)           Includes 1,026,534 shares that may be obtained by Mr. Willmott through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 336,340 shares that may be obtained by Mr. Willmott through the exercise of stock options exercisable more than 60 days from the date hereof.

(4)           Includes 44,850 shares that may be obtained by Mr. Erdahl through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 81,400 shares that may be obtained by Mr. Erdahl through the exercise of stock options exercisable more than 60 days from the date hereof.

(5)           Includes 160,100 shares that may be obtained by Mr. Ireland through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 81,400 shares that may be obtained by Mr. Ireland through the exercise of stock options exercisable more than 60 days from the date hereof. Does not include 1,233,332 shares owned by Geologic Resource Fund LP and Geologic Resource Fund Ltd. as to which Mr. Ireland disclaims beneficial ownership.

(6)           Includes 433,241 shares that may be obtained by Mr. Van Horn through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 232,758 shares that may be obtained by Mr. Van Horn through the exercise of stock options exercisable more than 60 days from the date hereof.

(7)           Includes 279,516 shares that may be obtained by Mr. Pelizza through the exercise of stock options that are currently exercisable or will become exercisable within 60 days. Does not include 232,758 shares that may be obtained by Mr. Pelizza through the exercise of stock options exercisable more than 60 days from the date hereof.

(8)           Includes 389,675 shares that may be obtained by Mr. Ehrlich through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 232,758 shares that may be obtained by Mr. Ehrlich through the exercise of stock options exercisable more than 60 days from the date hereof.

(9)           Includes 250,000 shares that may be obtained by Mr. Bartels through the exercise of stock options that are currently exercisable or will become exercisable within 60 days. Does not include 250,000 shares that may be obtained by Mr. Bartels through the exercise of stock options exercisable more than 60 days from the date hereof.

(10)         Includes 62,500 shares that may be obtained by Mr. McKnight through the exercise of stock options that are exercisable or will become exercisable within 60 days. Does not include 187,500 shares that may be obtained by Mr. McKnight through the exercise of stock options exercisable more than 60 days from the date hereof.

(11)         Includes 2,646,416 shares that may be obtained through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 1,634,914 shares that may be obtained through the exercise of stock options exercisable more than 60 days from the date hereof.

ELECTION OF DIRECTORS

(Proposal 1 on Proxy Card)

Under the Company’s Bylaws and pursuant to a resolution of the Board of Directors, the Board of Directors has fixed the size of the Board at three. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The Company’s Board of Directors is not divided into classes; therefore, all three directors are to be elected at the Meeting.

Unless authority is withheld, it is intended that the shares represented by a properly executed Proxy will be voted for the election of all of the nominees (Paul K. Willmott, Leland O. Erdahl and George R. Ireland) as directors. The nominees are currently all the members of the Company’s Board of Directors. If these nominees are unable to serve for any reason, such Proxy will be voted for such persons as shall be designated by the Board of Directors to replace such nominees. The Board of Directors has no reason to expect that these nominees will be unable to serve.

The following table sets forth certain information concerning the individuals nominated for election as directors of the Company:

Name	Age	Positions and Offices with the Company

Paul K. Willmott	66	Chairman, Chief Executive Officer, President and Director

Leland O. Erdahl	77	Director

George R. Ireland	49	Director

Paul K. Willmott has served as a director since August 1994, as President since February 1995 and as Chairman of the Board and Chief Executive Officer since July 31, 1995. Mr. Willmott served as our Chief Financial Officer from April 12, 1995 to September 25, 1995. Mr. Willmott retired from Union Carbide Corporation (“Union Carbide”) where he was involved for 25 years in the finance and operation of Union Carbide’s world-wide mining and metals business. Most recently, Mr. Willmott was President of UMETCO Minerals Corporation, a wholly owned subsidiary of Union Carbide, from 1987 to 1991, where he was responsible for Union Carbide’s uranium and vanadium businesses. From January 1993 until February 1995, Mr. Willmott was engaged by the Concord Mining Unit as a senior vice president where he was primarily involved in the acquisition of UMETCO Minerals Corporation’s uranium and vanadium operating assets. Mr.  Willmott graduated from Michigan Technological University with a Bachelor of Science degree in Mining in 1964 and a Bachelor of Science Degree in Engineering Administration in 1967. He has been an active member of the American Institute of Mining Engineers, the Canadian Institute of Mining Engineers and a number of state professional organizations.

Leland O. Erdahl has served as a director since July 11, 1994. From 1986 to 1991, Mr. Erdahl served as President and Chief Executive Officer for Stolar, Inc., a high-tech company involved in the radio wave imaging of geologic media and underground radio transmission for voice and data. He was President and CEO of Albuquerque Uranium Corporation, a uranium mining company, from 1987 to 1991 and served as Vice President of AMAX Gold in 1997 and 1998. From January 2001 to September 14, 2001 Mr.  Erdahl served as President of Nord Pacific Limited, a mining company with gold and copper interests in Australia and Papau, New Guinea. He is a Certified Public Accountant and is a graduate from the College of Santa Fe. He is currently a director of Canyon Resources Corporation (a mining company whose primary business is the discovery and production of precious metals). Mr. Erdahl also serves on the compensation committee of Canyon Resources Corporation and is Chairman of its Audit Committee.

George R. Ireland has served as a director since May 25, 1995. Mr. Ireland is a General Partner in Ring Partners, LLC, a private investment partnership. From February 1991 to February 2000, Mr. Ireland was a financial analyst for and a partner in Knott Partners L.P., a private investment partnership. Mr. Ireland specialized in investing in securities of natural resource and other basic industrial companies, both domestically and abroad. From 1987 to 1991, he was a Vice President of Fulcrum Management, Inc., (a natural resource venture capital management company) which was the manager of the VenturesTrident Limited Partnerships, (venture capital funds dedicated to investing in the mining industry), and Senior Vice President and Chief Financial Officer of MinVen Gold Corporation, a company in which the VenturesTrident funds had a significant investment. Mr. Ireland graduated from the University of Michigan with degrees in Geology and Resource Economics. He also attended the Graduate School of Business Administration of New York University. Mr. Ireland is a director of Merrill & Ring, Inc., a private land and timber holding company in the state of Washington. Mr. Ireland acted as a consultant to Ryback Management Corporation (a registered investment adviser) and performed due diligence on us in connection with Ryback’s loan of $6 million to us on behalf of members of the Lindner Group in 1995. Mr.  Ireland is not otherwise affiliated with the Lindner Group or Ryback.

Arrangements Regarding Election of Directors

There are no arrangements regarding the election of directors.

Other Executive Officers

The executive officers serve at the discretion of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the Annual Meeting of the Stockholders. The officers hold office until their successors are appointed by the Board of Directors. All officers are employed on a full-time basis. There is no family relationship between any director and executive officer.

The following table sets forth certain information concerning executive officers that are not also directors:

Name	Age	Positions and Offices

Richard A. Van Horn	59	Senior Vice President—Operations

Thomas H. Ehrlich	46	Vice President, Chief Financial Officer, Secretary and Treasurer

Mark S. Pelizza	53	Vice President—Health, Safety and Environmental Affairs

Craig S. Bartels	57	Senior Vice President —Technology and New Project Development and President, Hydro Resources, Inc.

Bill McKnight	69	Vice President—Eploration

The following sets forth certain information concerning the business experience of the foregoing executive officers during the past five years.

Richard A. Van Horn joined us in March 1997 and assumed the position of Senior Vice President of Operations on April 1, 1997. Previously, he spent three years with Energy Fuels Nuclear, Inc. as General Manager—Colorado Plateau Operations with responsibility for the daily management of and planning for Energy Fuels Nuclear, Inc. mining activities on the Colorado Plateau. Before his work at Energy Fuels Nuclear, Inc., Mr. Van Horn spent eighteen years with Union Carbide Corporation where he was involved with the finance and operation of that company’s worldwide mining and metals business. From 1990 to 1994, Mr. Van Horn was Director of Operations of UMETCO Minerals Corporation, a wholly owned subsidiary of Union Carbide Corporation, responsible for all operating aspects of UMETCO’s uranium and vanadium business on the Colorado Plateau prior to its sale to Energy Fuels Nuclear, Inc. Mr. Van Horn graduated from the Colorado School of Mines with a Engineer of Mines degree in mining in 1973.

Thomas H. Ehrlich, a certified public accountant, rejoined us in September 1995 as Vice President and Chief Financial Officer and was appointed Secretary and Treasurer in December 1995. Immediately before that, Mr. Ehrlich spent nine months as a Division Controller with Affiliated Computer Services, Inc., an information technology services provider in Dallas, Texas. Mr. Ehrlich originally joined us in November 1987 as Controller—Public Reporting and was promoted to Controller and Chief Accounting Officer in February 1990. In February 1993, Mr. Ehrlich assumed the additional duties of Vice President and Secretary. Before joining us, he spent four years with Deloitte Haskins & Sells and worked primarily with clients that were publicly held companies. Prior to his work at Deloitte Haskins & Sells, he spent three years in various accounting duties at Enserch Exploration, Inc., an oil and gas company in Dallas, Texas. Mr. Ehrlich received his B.S. B.A. degree in Accounting from Bryant College in 1981.

Mark S. Pelizza has served as our Environmental Manager since 1980, and as such, he has been responsible for all environmental regulatory activities. In February 1996, he was appointed Vice President—Health, Safety and Environmental Affairs. In November 1999, he was appointed President and a Director of Hydro Resources, Inc., a wholly owned subsidiary. Before joining us, he was employed for two years by Union Carbide as an Environmental Planning Engineer at Union Carbide’s Palangana solution mining plant in South Texas. Mr. Pelizza received a M.S. degree in Engineering Geology from Colorado School of Mines in 1978 and a B.S. degree in Geology from Fort Lewis College in 1974.

Craig S. Bartels, a Licensed Professional Engineer and a Licensed Professional Geoscientist, rejoined the Company as Senior Vice President—Technology and New Project Development, and President of Hydro Resources, Inc., a wholly owned subsidiary of the Company in December 2004. He was previously an officer of HRI from July 1996 until September 1999, when he started a consulting company specializing in ISL technology, hydrology and geochemistry. Among his projects as a consultant, he helped with design and startup of the Beverley ISL project in Australia, evaluated an Arizona copper ISL project for a Canadian firm, and began an upgrade of his commercial groundwater model. From January 1995 to July 1996, he was Manager of Wellfield Operations for Crow Butte Resources, Inc., a uranium ISL mining company. Mr. Bartels originally joined the Company in early 1981 and held varied positions with the Company as Reservoir Engineer, Plant Manager, and Manager of Wellfield Operations through October 1994. Earlier, he was with Union Carbide, eventually becoming Technical and Plant Superintendent for their solution mining operation. Mr. Bartels also spent six years with Natural Gas Pipeline Company of America, a major gas transmission company, as drilling and reservoir engineer for their gas storage operations. Mr. Bartels received a B.S. Degree in Petroleum Engineering from Montana School of Mines in 1972.

William M. McKnight, Jr., rejoined the Company in September 2005 as Vice President – Exploration. Mr. McKnight is responsible for exploration and land acquisition activities of the Company. Mr. McKnight was one of the founders of the Company and served as Sr. Vice President – Operations and Chief Operating Officer from 1978 to 1997. He also served as a director of the Company until 1994. Before rejoining the Company he served as an independent consultant for several companies, evaluating uranium mineralization potential for projects located both domestically and in foreign countries. Mr. McKnight also served as President of ACHEMCO, Inc. from 1999 to 2004, a privately held company, specializing in the treatment of municipal waste.

Code of Ethics for Senior Financial Officers

In March 2004, we adopted a Code of Ethics for Senior Financial Officers including the Company’s chief executive officer, chief financial officer, controller, treasurer, and chief internal auditor, if any (“Code of Ethics”). A copy of the Code of ethics will be furnished without charge upon request to our Vice President and Chief Financial Officer at the Company’s principal executive offices.

Board and Committees of the Board; Meetings

The Company has four standing committees of the Board of Directors. Leland O. Erdahl and George R. Ireland are the current members of the Audit, Employees’ Stock Option, Compensation and Nominating Committees. The Audit Committee’s principal functions are to meet with the Company’s independent auditors to review the financial statements contained in the Annual Report, to review the Company’s systems of internal controls and to report to the Board of Directors thereon. The Employees’ Stock Option Committee’s principal function is the administration of the employees’ stock option plans of the Company. The Compensation Committee’s function is to determine the compensation of executive officers and to set guidelines for compensation for the employees of the Company. The Nominating Committee’s principal function is to nominate candidates for the Company’s Board of Directors.

The Company’s Board of Directors has reviewed the qualifications of those serving on our audit committee and has determined that we have at least one audit committee financial expert serving on our audit committee. Mr. Leland O. Erdahl has been designated as our audit committee financial expert. Mr. Erdahl serves as chairman of the audit committee and is independent of the management of the Company. Mr. Erdahl is a certified public accountant and has served on audit committees of other public companies as a member and, in several cases, as chairman. The Board of Directors has adopted a written charter for the Audit Committee.

The Board of Directors held 19 formal meetings through both direct meetings and telephonic meetings during the year ended December 31, 2005. Mr. Willmott and Mr. Erdahl attended each meeting and Mr. Ireleand attended 16 of 19 meetings. The Company’s officers have made a practice of keeping directors informed of corporate activities by personal meetings and telephone discussions.

During 2005, the Audit Committee held 3 formal meetings, the Employees’ Stock Option Committee held 2 formal meetings, the Compensation Committee held 2 formal meetings and the Nominating Committee held 1 formal meeting. The Audit Committee met in March 2006 with the Company’s auditors to review the 2005 fiscal year audit.

Although the Company has a standing Nominating Committee, the Company has not adopted a formal Nominating Committee charter. Each member of the Nominating Committee is an independent director as determined by our Board of Directors.

When considering potential candidates for election to the Company’s Board of Directors, the Nominating Committee evaluates various criteria, including, but not limited to, each candidate’s business and professional skills, experience serving as management or on the board of directors of companies similar to the Company, financial literacy, personal integrity and judgment. One or more directors must have requisite financial expertise to qualify as an “audit committee financial expert” as defined by Item 401 of Regulation S-K promulgated under the Securities Act of 1934.

The Nominating Committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board from time to time. In the case of any candidate for a vacant Board seat, the Nominating Committee will consider whether such candidate meets the applicable independence standards and the level of the candidate’s financial expertise. Any new candidates will be interviewed by the Nominating Committee, and the full Board will approve the final nomination.

The Nominating Committee does not have a policy with regard to the consideration of any director candidates recommended by stockholders. At this time such a policy is unnecessary given that the size of the Board is small and that each person which has been nominated to serve on the Company’s Board of Directors is a current director standing for re-election.

Report of the Audit Committee.

Each member of the Audit Committee is an independent director as determined by our Board of Directors.

The committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial  statements and for the public reporting process. Hein & Associates LLP, our company’s  independent auditor for 2005, is responsible for expressing opinions on the  conformity of the company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the  effectiveness of the company’s internal control over financial reporting. In addition, Hein & Associates LLP will express its own opinion on the effectiveness of the  company’s internal control over financial reporting.

In this context, the committee reviewed and discussed with management and Hein & Associates LLP the audited financial statements for the year ended December 31, 2005, management’s assessment of the effectiveness of the company’s internal control over financial reporting and Hein & Associates LLP’s evaluation of the company’s internal control over financial reporting. The committee has discussed with Hein & Associates LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as may be modified or  supplemented. Hein & Associates LLP has provided to the committee the written disclosures and  the letter required by Independence Standards Board Standard No. 1  (Independence Discussions with Audit Committees), as may be modified or  supplemented, and the committee discussed with Hein & Associates LLP that firm’s independence. The committee also concluded that Hein & Associates LLP’s provision of audit and non-audit  services to the Company and its affiliates is compatible with Hein & Associates LLP’s independence.

Based on the considerations referred to above, the committee recommended to our  Board of Directors that the audited financial statements for the year ended  December 31, 2005 be included in our Annual Report on Form 10-KSB for 2005 and  selected Hein & Associates LLP as the independent auditor for the Company for 2006. This report  is provided by the following independent directors, who constitute the  committee:

Leland O. Erdahl (Chairman)

George R. Ireland

Process for Stockholders to send Communications to the Board.

The Board has not adopted any policy regarding the communication by stockholders with the Board. Any stockholder desiring to communicate with one or more Board Members should contact Thomas H. Ehrlich, Vice President, Chief Financial Officer, Secretary and Treasurer of the Company at 972-219-3330 and he will arrange the communication.

Section 16 Reporting.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) filings.

Directors and officers of the Company have filed all required Form 4s and Form 5s.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to annual and long-term compensation for services in all capacities for the years ended December 31, 2005, 2004 and 2003 paid to our Chief Executive Officer and certain other executive officers.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	Securities Underlying Options	All Other Compensation(2)
		($)	($)	($)	(#)	($)

Paul K. Willmott(3)
Chairman, President	2005	$207,676	$0	$3,224	—	$2,066
and Chief Executive	2004	$202,725	$0	$1,045	562,500	$1,116
Officer	2003	$114,552	$0	$366	—	$620

Richard A. Van Horn(4)	2005	$139,792	$0	$200	—	$1,360
Senior Vice	2004	$137,950	$0	$217	375,000	$1,134
President—Operations	2003	$134,799	$0	$50	—	$1,092

Mark S. Pelizza
Vice President—	2005	$109,908	$0	$7,237	—	$1,098
Health, Safety and	2004	$109,108	$0	$3,325	375,000	$1,090
Environmental Affairs	2003	$68,902	$0	$2,635	—	$498

Thomas H. Ehrlich(5)	2005	$109,908	$0	$200	—	$1,098
Vice President and	2004	$106,780	$0	$217	375,000	$908
Chief Financial Officer	2003	$56,303	$0	$1,321	—	$490

Craig S. Bartels	2005	$142,652	$0	$716	—	$1,360
SR Vice President New Project	2004	$10,210	$0	$0	500,000	$100
Development/President-Hydro Resources, Inc.	2003	$0	$0	$0	—	$911

(1)           Represents amount paid for out-of-pocket medical and dental expenses under the Company’s Supplemental Health Care Plan.

(2)           Represents contributions made by the Company under the Company’s 401(k) Profit Sharing Plan (see “401(k) Profit Sharing Plan” below).

(3)           Salary for 2004, and 2003 includes $90,000, and $51,900, respectively which was deferred under the Company’s 2004 and 2003 Deferred Compensation Plans.

(4)           Salary for 2004 and 2003 includes $20,800 and $20,800, respectively which was deferred under the Company’s 2004 and 2003 Deferred Compensation Plans.

(5)           Salary for 2004 and 2003 includes $15,938, and $7,200, respectively which was deferred under the Company’s 2004 and 2003 Deferred Compensation Plans.

Supplemental Health Care Plan

The Company has adopted a health care plan (the “Supplemental Plan”) for the officers and certain of the employees who are also stockholders, which supplements the standard health care plan available to all eligible employees (the “Standard Plan”). The Supplemental Plan pays directly to the participant 80% of all out-of-pocket medical and dental expenses not covered under the Standard Plan, including deductibles and co-insurance amounts. Additionally, the Supplemental Plan provides to each participant $100,000 of accidental death and dismemberment insurance protection and a world wide medical assistance benefit. Each participant in the Supplemental Plan will receive a maximum annual benefit of $100,000. The Company pays an annual premium under the Supplemental Plan equal to $250 per participant plus 10% of claims paid. There are currently five officers and employees covered by the Supplemental Plan.

401(k) Profit Sharing Plan

The Company maintains a defined contribution profit sharing plan for employees (the “401(k)”) that is administered by a committee of trustees appointed by us. All Company employees are eligible to participate upon the completion of six months of employment, subject to minimum age requirements. Each year we make a contribution to the 401(k) without regard to current or accumulated net profits (as defined) of the Company. Our contributions are allocated to participants in amounts equal to 25% (or a higher percentage, determined at our discretion) of the participants’ contributions, up to 4% of each participant’s gross pay. For the plan year ended July 31, 2005 and 2004, we contributed amounts equal to 25% of the participant’s contributions, up to 4% of gross pay. Participants become 20% vested in their Company contribution account for each year of service until full vesting occurs upon the completion of five years of service. Distributions are made upon retirement, death or disability in a lump sum or in installments.

Employees’ Stock Option Plans

Under our Amended and Restated 1995 Stock Incentive Plan (the “1995 Plan”) 2,846,458 shares are reserved for issuance upon exercise of outstanding options granted under the 1995 Plan with option grant prices of $0.76 to $28.50 per share. 128,641 shares have been issued upon the exercise of options under the 1995 Plan in 2005. No new options may be granted under the 1995 Plan.

Under our 2004 Stock Incentive Plan (the “2004 Plan”) incentive stock options and non-qualified options to purchase up to an aggregate of 1,750,000 shares of Common Stock may be granted to key employees. As of March 31, 2006, 500,000 shares are reserved for issuance under options outstanding as of March 31, 2006, at an exercise price of $3.36 per share; and 179,500 shares are reserved for issuance at a price of $2.96 per share.

Deferred Compensation Plans

We have four separate deferred compensation plans covering the years 1999 through 2004. Under these plans executive officers and directors of the Company and its subsidiaries were permitted to defer up to 100% of their 1999, 2000, 2001, 2002, 2003 and 2004 salary with payment thereof to be made on January 11, 2011. On or before that date, the participant may elect to receive the deferred amount in shares of our Common Stock valued at $1.50 under the 1999 deferred compensation plan and $0.80 per share under the 2000-2004 plans. As of December 31, 2005, a total of $789,228 has been deferred under such plans.

A total of $241,690 was deferred under the 1999 Plan of which $133,450 was paid by issuing 88,965 shares of Common Stock at $1.50 per share. In 2005, elections were made to convert $52,650 of deferred compensation into 65,812 shares under the plans for the years 2000 through 2004.

Option Grants in 2005 Fiscal Year

The following table sets forth information regarding grants of stock options to the executive officers listed in the Summary Compensation Table during 2005.

Name	Number of Securities Underlying Options granted	Percent of Total Options Granted To Employees in Fiscal Year	Exercise Price	Expiration Date
William M. McKnight, Jr.	250,000	44.4%	$2.80	09/28/2015

Aggregated Stock Option Exercises in 2005 Fiscal Year and 2005 Fiscal Year End Option Values

The following table sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 2005 and the year-end value of unexercised options held by each of the executive officers named in the Summary Compensation Table.

	Shares Acquired	Value Realized	# of Securities Underlying Unexercised Options at Fiscal Year End ($)(2)	Value of Unexercised In- The-Money Options at Fiscal Year End ($)(3)
Name	on Exercise (#)	($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable

Paul K. Willmott	—	$—	375,413/336,340	$577,014/$497,784

Richard A. Van Horn	—	—	303,241/232,758	$470,597/$344,483

Mark S. Pelizza	—	—	279,516/232,758	$455,745/$344,483

Thomas H. Ehrlich	—	—	286,791/232,758	$235,051/$344,483

(1)  Calculated by subtracting actual option price from market price at respective dates of exercise and multiplying the difference by the number of shares in each category.

(2)  The total number of unexercised options held as of December 31, 2005, separated between those options that were exercisable and those options that were not exercisable.

(3)  Calculated by subtracting the actual option exercise price from the market price at respective dates of exercise and multiplying the difference by the number of shares in each category.

Director Compensation

On June 2, 2004 the Company adopted the 2004 Directors’ Stock Option Plan (the “2004 Directors’ Plan”). Under the 2004 Directors’ Plan, each non-employee director on the date the Plan was adopted was granted an option to purchase seventy-five thousand (75,000) shares of Common Stock. Each non-employee Director elected or appointed to the Board of Directors for the first time will be granted an option to purchase twenty-five thousand (25,000) shares of Common Stock and, each Non-Employee Director will be granted an option to purchase twenty-five thousand (25,000) shares either (a) upon his or her reelection at an annual meeting of the Company’s stockholders or (b) in any calendar year in which an annual meeting of stockholders is not held, on June 1 of such year.

Mr. Erdahl and Mr. Ireland each holds options covering 100,000 shares under the 2004 Directors’ Plan.

The 2004 Directors’ Plan replaces a previous plan adopted in 1994 which expired in 2004. Under the previous plan Mr. Erdahl holds options covering 1,250 shares; and Mr. Ireland holds options covering 1,250 shares. No new options may be granted under this Plan.

In addition, Messrs. Ireland and Erdahl each hold an option expiring on June 19, 2011 to purchase 25,000 shares of Common Stock at $0.88 per share. Those options were not granted under any plan.

Compensation for 2004 to the non-employee directors for January through May 2004, was earned at the rate of $3,000 per quarter plus $1,000 per meeting attended and from June to December 2004, was earned at a rate of $4,000 per quarter plus $1,200 per meeting attended. Beginning in June 2004, the Chairman of the Audit Committee earned compensation at the rate of $1,250 per quarter, and each non-employee director earned $600 for each meeting of the Audit Committee attended. The non-employee directors deferred a total of $54,000 in 2004 under the 2004 Deferred Compensation Plan, which represented all of their compensation for that year

Compensation Agreements with Key Executives

In June 1997, the Company entered into Compensation Agreements with each of the then executive officers (all of the current officers other than Mr. Bartels) named in the compensation table that provide that in the event of a change in control, such officers will have certain rights and benefits for a period of thirty-six months for the CEO and twenty-four months for the other officers, following such change in control. The agreements specify that the executive will continue to receive compensation and benefits for the remainder of the applicable period if we terminate the executive or if the executive terminates his employment following the occurrence of certain actions without the executive’s consent. However, we are not obligated to provide such rights and benefits to the executive if the executive was terminated for cause.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2005 regarding equity compensation to the Company’s employees, officers and directors under equity compensation plans.

Plan category	Number of shares issuable under outstanding options and rights	Weighted average exercise price	Number of shares available for future issuance

Equity compensation plans approved by security holders	3,844,503	$2.12	1,070,500
Equity compensation plans not approved by security holders	1,001,233	$0.84	1,100,000

Total	4,845,736	$1.84	2,170,500

PROPOSAL TO RATIFY THE SELECTION

OF HEIN & ASSOCIATES, LLP AS AUDITORS

(Proposal 2 on Proxy Card)

The Board of Directors voted to engage Hein & Associates, LLP as independent accountants to audit the accounts and financial statements of the Company for the fiscal year ending December 31, 2006, and directed that such engagement be submitted to the stockholders of the Company for ratification. In recommending ratification by the stockholders of such engagement, the Board of Directors is acting upon the recommendation of the Audit Committee, which has satisfied itself as to the firm’s professional competence and standing. Although ratification by stockholders of the engagement of Hein & Associates, LLP is not required by Delaware corporate law or the Company’s Restated Certificate of Incorporation or Bylaws, management feels a decision of this nature should be made with the consideration of the Company’s stockholders. If stockholder approval is not received, management will reconsider the engagement.

It is expected that one or more representatives of Hein & Associates, LLP will be present at the Meeting and will be given the opportunity to make a statement if they so desire. It also is expected that the representatives will be available to respond to appropriate questions from the stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee approved the engagement of Hein & Associates, LLP as the Company’s independent auditors for the year ended December 31, 2005.

Audit Fees.

The Company was billed for audit fees and services by Hein & Associates, LLP the Company’s principal independent accountants, during the years ended December 31, 2005 and 2004 of $52,588 and $40,903, respectively. Audit fees include fees for the audits of the Company’s consolidated financial statements.

Audit Related Fees.

The Company was billed audit related fees of $29,559 in 2005 and $0 in 2004. Audit related fees include fees for the review of registration statements and issuance of consent letters in 2005.

Tax Fees.

None.

All Other Fees.

None.

Audit Committee Pre-Approval Policies and Procedures.

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor to assure that the provision of such services do no impair the auditor’s independence.

BOARD OF DIRECTORS’ RECOMMENDATIONS

The Board of Directors unanimously recommends a vote (i) FOR the election as director of each of the nominees named in the proxy; and  (ii) FOR the ratification of the appointment of Hein & Associates, LLP as independent auditors.

COST AND METHOD OF PROXY SOLICITATION

The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. All expenses for soliciting Proxies, including the expense of preparing, printing and mailing the form of Proxy and the material used in the solicitation thereof, will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by personal interview, telephone and facsimile by directors and regular officers and employees of the Company. Such persons will receive no additional compensation for such services. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

ANNUAL REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS

You are referred to the Company’s annual report, including consolidated financial statements, for the year ended December 31, 2005, enclosed herewith for your information. The annual report is not incorporated in this Proxy Statement and is not to be considered part of the soliciting material. The annual report includes all the information contained in the Company’s Form 10-KSB/A. A separate copy of the 10-KSB/A will not be furnished.

DEADLINE FOR RECEIPT OF STOCKHOLDER

PROPOSALS FOR 2007 ANNUAL MEETING

Any proposals that stockholders of the Company desire to have presented at the 2007 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 31, 2006.

MISCELLANEOUS

The Board of Directors is not aware of any matter, other than the matters described above, to be presented for action at the Meeting. However, if any other business properly comes before the Meeting, the person or persons named in the enclosed form of proxy will vote the proxy in accordance with his or their best judgment on such matters.

LEWISVILLE, TEXAS

May 2, 2006

URANIUM RESOURCES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

To be Held on June 1, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Uranium Resources, Inc. (the “Company”) hereby constitutes and appoints Paul K. Willmott, Thomas H. Ehrlich, George R. Ireland and Leland O. Erdahl, or any of them acting singly, each with the power of substitution as attorneys and proxies to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 303 East 17th Avenue, Suite 1100, Denver, Colorado 80203 on Thursday, June 1, 2006, at 9:00 a.m., local time, and at any and all adjournments thereof, with the same force and effect as if the undersigned were personally present, and the undersigned hereby instructs the above-named Attorneys and Proxies to vote as follows:

1.             ELECTION OF DIRECTORS. The following three persons have been nominated to serve on the Company’s Board of Directors: Paul K. Willmott, George R. Ireland and Leland O. Erdahl.

☐ FOR all nominees listed above	☐ WITHHOLD AUTHORITY
to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any one or more individual nominees, write the name of each such nominee in the space provided below.)

Withhold authority to vote for any individual nominee

2.             RATIFICATION OF HEIN + ASSOCIATES, LLP. Proposal to ratify the selection of Hein + Associates, LLP, independent accountants, as the independent auditors of the Company for the fiscal year ending December 31, 2006:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.             OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment of adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSAL 2.

DATED:	, 2006

(Signature)

(Signature)

NOTE:  Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give your full title as such. For a corporation or a partnership, please sign in the full corporate name by the President or other authorized officer or the full partnership name by an authorized person, as the case may be. (Please mark, sign, date, and return this proxy in the enclosed envelope.)

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